EXHIBIT 99.2

Segment and Category Revenues

(Unaudited)

(In thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Segment Revenues:
Network Solutions	$96,058	$126,793	$540,665	$525,502
Services & Support	30,461	36,193	125,918	111,279
Total	$126,519	$162,986	$666,583	$636,781

Category Revenues:
Access & Aggregation	$78,886	$119,667	$473,627	$436,372
Customer Devices	32,773	31,395	138,456	137,608
Traditional & Other Products	14,860	11,924	54,500	62,801
Total	$126,519	$162,986	$666,583	$636,781

Sales by Geographic Region:
United States	$93,739	$123,702	$507,591	$501,337
International	32,780	39,284	158,992	135,444
Total	$126,519	$162,986	$666,583	$636,781